As filed with the Securities and Exchange Commission on September 8, 2025.

Registration No. 333-285692

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 4

TO

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Regentis Biomaterials Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

60 Medinat Hayehudim Herzliya, Israel 4676652 Tel: +972 (9) 960-1917	Puglisi & Associates 850 Library Ave., Suite 204 Newark, DE 19711 Tel: (302) 738-6880
(Address, including zip code, and telephone number,	(Name, address, including zip code, and telephone
including area code, of registrant’s principal executive offices)	number, including area code, of agent for service)

Copies to:

Mark Selinger, Esq. David Huberman, Esq. Gary Emmanuel, Esq. Greenberg Traurig, P.A. One Vanderbilt Avenue New York, NY 10017-3852 Telephone: (212) 801-9221	Ronen Kantor, Esq. Doron Tikotzky Kantor Gutman Nass & Amit Gross B.S.R. 4 Tower, 33 Floor 7 Metsada Street Bnei Brak 5126112 Israel Telephone: +972 (3) 613-3371	Oded Har-Even, Esq. Angela Gomes, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10019 Tel: (212) 660-5003	Reut Alfiah, Adv. Gal Cohen, Adv. Sullivan &Worcester Tel-Aviv (Har-Even &Co.) HaArba’a Towers 28 HaArba’a St. North Tower, 35th floor Tel-Aviv, Israel 6473925 Tel: +972 (74) 758-0480

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form F-1 (File No. 333-285692) of Regentis Biomaterials Ltd. (the “Amendment”) is being filed solely for the purpose of filing an updated Exhibit 23.1 and in connection therewith to amend and restate the exhibit index set forth in Part II of the Registration Statement. Accordingly, this Amendment consists of the facing page, this explanatory note, Part II of the Registration Statement (including the signature page and the exhibits index) and the filed exhibit only. The prospectus, constituting Part I of the Registration Statement, is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees.

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of the duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association to be in effect upon completion of this offering include such a provision. The Company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law and the Securities Law, a company may indemnify, or undertake in advance to indemnify, an office holder for the following liabilities and expenses, imposed on office holder or incurred by office holder due to acts performed by him or her as an office holder, provided its articles of association include a provision authorizing such indemnification:

●	monetary liability incurred by or imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to certain events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the foreseen events and amount or criteria;

●	reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the office holder as (1) a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or (2) in connection with a monetary sanction;

●	a monetary liability imposed on him or her in favor of an injured party at an Administrative Procedure (as defined below) pursuant to Section 52(54)(a)(1)(a) of the Securities Law;

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees; and

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third-party, or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent.

An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Under the Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the duty of care to the company or to a third-party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a monetary liability imposed on the office holder in favor of a third-party;

●	a monetary liability imposed on the office holder in favor of an injured party at an Administrative Procedure pursuant to Section 52(54)(a)(1)(a) of the Securities Law; and

●	expenses incurred by an office holder in connection with an Administrative Procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive unlawful personal benefit; or

●	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders, as described under “Management—Exculpation, Insurance and Indemnification of Office Holders” above.

Our amended and restated articles of association to be in effect upon completion of this offering permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted by the Companies Law and Securities Law. Each of our office holders have entered into an indemnification agreement exculpating them, to the fullest extent permitted by Israeli law, from liability to us for damages caused to us as a result of a breach of the duty of care and undertaking to indemnify them to the fullest extent permitted by Israeli law, including with respect to liabilities resulting from certain acts performed by such office holders in their capacity as an office holder of the Company or our affiliates. The indemnification is limited both in terms of amount and coverage.

In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

The following list sets forth information as to all securities we have sold since September 2022, which were not registered under the Securities Act.

Between August 2020 and February 2021, we entered into several convertible loan agreements for total consideration of $900,000, or the 2020 CLAs. In October 2024, we proposed to the lenders under the 2020 CLAs to increase the principal amount under their respective portion of the 2020 CLA, up to an additional aggregate amount of $340,000, or the October 2024 Addendum, so that the 2020 CLAs shall bear interest at 8% per annum until maturity commencing as of July 1, 2024 with respect to non-participating lenders and March 31, 2025 with respect to participating lenders. In addition, pursuant to the October 2024 Addendum, upon the occurrence of an initial public offering based on a pre money valuation of $5.15 million, the 2020 CLAs shall be automatically converted into 243,955 Ordinary Shares and the Additional Amount in addition to the Risk Premium (each as defined therein) shall be automatically converted into 221,456 Ordinary Shares, which will occur upon the completion of this offering. As of July 7, 2024, the Company received $450,000 in proceeds.

In September 2021, we entered into several convertible loan agreements entered into in September 2021, or the 2021 CLAs, pursuant to which we obtained a convertible loan in the aggregate amount of $835,000. In connection with the 2021 CLAs, the lenders were granted warrants to purchase shares of the Company of the same class of the conversion securities. Effective as of March 11, 2024, the 2021 CLAs were converted into 35,354 Ordinary Shares and the warrants granted thereunder expired in full in December 2023.

Between October 2024 and November 2024, we entered into Bridge Loans, pursuant to which we obtained a bridge loan from certain lenders, including certain related parties. In October 2024, we amended the Bridge Loans pursuant to which the Bridge Loans have been extended until August 31, 2025 and shall bear interest at 8% per annum until maturity commencing as of September 1, 2024. Furthermore, upon the occurrence of a Qualified IPO, the Bridge Loan lenders, shall be granted warrants to purchase such number of Ordinary Shares equal to 140,000 Ordinary Shares following the consummation of this offering.

Between December 2023 and January 2024, we entered into the 2024 Loan Agreements pursuant to which we obtained a loan in the aggregate amount of $150,000 from certain lenders, including certain related parties. In October 2024, we amended the 2024 Loan Agreements pursuant to which the 2024 Loan Agreements have been extended until August 31, 2025, and shall bear interest at 8% per annum until maturity commencing as of September 1, 2024. Furthermore, upon the occurrence of a Qualified IPO, the 2024 Loan Agreements lenders, shall be granted warrants to purchase such number of Ordinary Shares equal to two times their respective loan amount in addition to a risk premium based on a price per share equal to 61,538 Ordinary Shares following the consummation of this offering.

On December 1, 2024, we entered into the December 2024 Loan Agreement with our Chief Executive Officer, according to which accrued payroll salary owed to him in the aggregate amount of $117,000 plus VAT was converted into a loan. The loan amount bears interest at an 8% annual rate, and is due upon the earlier of the consummation of this offering or March 31, 2025. In addition, upon maturity, the Company will pay to our Chief Executive Officer an aggregate risk premium equal to 30% of the loan amount (or approximately $35,100 plus VAT). If a registration statement for an initial public offering is made effective no later than March 31, 2025, then the maturity date will be extended to June 30, 2025. In addition, pursuant to the December 2024 Loan Agreement, upon the consummation of this offering the Company will issue warrants, or the CEO Loan Warrants, exercisable for a period of three years from the date of the issuance, to purchase such number of Ordinary Shares equal to two times the respective loan amount divided by 75% of the lowest price per Ordinary Share during the first five trading days following the consummation of this offering, at an exercise price equal to 75% of the lowest price per Ordinary Share during the first five trading days following the consummation of this offering. The outstanding debt will become immediately due and payable upon an event of default (as defined in the December 2024 Loan Agreement), which shall be deemed to have occurred upon certain circumstances as detailed in the December 2024 Loan Agreement. On March 31, 2025, we and our Chief Executive Officer entered an amendment to the December 2024 Loan Agreement to extend the maturity date until the earlier of August 31, 2025, or the consummation of an IPO. On July 1, 2025, we entered into an amendment to the December 2024 Loan Agreement such that our Chief Executive Officer shall be granted warrants to purchase up to 55,224 Ordinary Shares following the consummation of this public offering.

In April 2025, we entered into bridge loan agreements, or the 2025 Loan Agreements, pursuant to which we obtained a bridge loans in the aggregate amount of $200,000 from certain lenders, including certain related parties. The loans pursuant to the 2025 Loan Agreements bear interest at a rate of 8% per annum until maturity. Pursuant to the terms of the 2025 Loan Agreements, we also agreed to pay the lenders an additional risk premium equal to 50% of their respective loan amount. The loans under the 2025 Loan Agreements mature upon the earlier of August 31, 2025 or the date of consummation of a Qualified IPO. Furthermore, upon the occurrence of a Qualified IPO, the Bridge Loan lenders, shall be granted warrants to purchase such number of Ordinary Shares equal to 92,309 Ordinary Shares following the consummation of this offering.

The sales of the above securities were deemed to be exempt from registration under the Securities Act because they were made outside of the United States of America to certain non-U.S. individuals or entities pursuant to Regulation S or, in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act and the regulations promulgated thereunder.

We claimed exemption from registration under the Securities Act for the option grants described above under Section 4(a)(2), Regulation S, or under Rule 701 of the Securities Act as transactions pursuant to written compensatory plans or pursuant to a written contract relating to compensation.

No underwriters were employed in connection with the securities issuances set forth in this Item.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits. See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1)	That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
1.1*	Form of Underwriting Agreement

3.1*	Amended and Restated Articles of Association of the Registrant, as currently in effect

3.2*	Form of Amended and Restated Articles of Association of the Registrant to be in effect upon the consummation of this offering

4.1*	Form of Representative’s Warrant

4.2*	Amended and Restated Investors’ Rights Agreement, by and among Regentis Biomaterials Ltd., HaisThera Scientific Fund L.P. and the Owners and Holders of Series D-1 Preferred Shares and Series D-2 Preferred Shares, dated February 4, 2016

5.1*	Opinion of Doron Tikotzky Kantor Gutman & Amit Gross, Israeli counsel to the Registrant, as to the validity of the Ordinary Shares

5.2*	Opinion of Greenberg Traurig, LLP

10.1*+	Regentis Biomaterials Ltd. 2009 Share Incentive Plan

10.2*+	Regentis Biomaterials Ltd., The 2024 Share Option Plan

10.3*+	Form of Indemnification Agreement

10.4*	Amended and Restated Supply Agreement, by and among Regentis Biomaterials Ltd., Baxter Healthcare Corporation, and Teva Medical (Marketing) Ltd., dated January 6, 2009

10.5*	Services Agreement, by and between Regentis Biomaterials Ltd. and Baxter Healthcare Corporation, dated February 27, 2018

10.6*	Amendment dated July, 2019 to the Services Agreement, by and between Regentis Biomaterials Ltd. and Baxter Healthcare Corporation

10.7*	Agreement, by and between Regentis Biomaterials Ltd. and Shimony Yosef Certified Public Accountant (Isr.), dated December 5, 2022

10.8*	Data Agreement, by and between Regentis Biomaterials Ltd and TiGenix NV, dated July 20, 2015.

10.9*	Series B Preferred Share Purchase Agreement, by and between Regentis Biomaterials Ltd., The Technological Incubator Founded by the Technion R&D Foundation Ltd., Dr. Dror Seliktar, Mr. Yehiel Tal and certain investors, dated August 2, 2007.

10.10*	Bridge Loan Agreement dated October 15, 2024 by and among Regentis Biomaterials Ltd. and the lender parties thereto

10.11*	First Amendment and Addendum dated November 12, 2024 to the Bridge Loan Agreement by and among Regentis Biomaterials Ltd. and the lender parties thereto

10.12*	Convertible Loan Agreement dated March 29, 2020, by and among Regentis Biomaterials Ltd. and the lender parties thereto

10.13*	Amendment and Addendum dated October 15, 2024 to the 2020 Convertible Loan Agreement by and among Regentis Biomaterials Ltd. and the lender parties thereto

10.14*	Loan Agreement dated December 20, 2023, by and among Regentis Biomaterials Ltd. and the lender parties thereto

10.15*	Amendment and Addendum dated November 19, 2024, to the 2023 Loan Agreement by and among Regentis Biomaterials Ltd. and the lender parties thereto

10.16*	Settlement Agreement dated December 1, 2024, by and between Regentis Biomaterials Ltd. and Eli Hazum

10.17*	Form of April 2025 Loan Agreement, by and among Regentis Biomaterials Ltd. and the lender parties thereto

10.18*	Form of Second Amendment to Bridge Loan Agreement by and among Regentis Biomaterials Ltd. and the lender parties thereto

10.19*	Form of Amended and Restated Third Amendment to Bridge Loan Agreement by and among Regentis Biomaterials Ltd. and the lender parties thereto

10.20*	Form of Amended and Restated Amendment to the 2023 Loan Agreement, by and among Regentis Biomaterials Ltd. and the lender parties thereto

10.21*	Form of Amended and Restated Amendment to Settlement Agreement by and between Regentis Biomaterials Ltd. and Eli Hazum

10.22*	Form of Amended and Restated Amendment to April 2025 Loan Agreement, by and among Regentis Biomaterials Ltd. and the lender parties thereto

23.1**	Consent of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm

23.2*	Consent of Doron Tikotzky Kantor Gutman & Amit Gross (included in Exhibit 5.1)

23.3*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.2)

24.1*	Power of Attorney (included in signature pages of Registration Statement)

99.1*	Consent of Dr. Susan Alpert as Director Nominee

99.2*	Consent of Pini Ben-Elazar as Director Nominee

99.3*	Consent of Efraim Cohen-Arazi as Director Nominee

107*	Filing Fee Table

*	Previously filed.
**	Filed Herewith.
+	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herzliya, Israel on this 8th day of September, 2025.

REGENTIS BIOMATERIALS LTD.

By:	/s/ Dr. Eli Hazum
Dr. Eli Hazum,
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Eli Hazum	Chief Executive Officer
Dr. Eli Hazum	(Principal Executive Officer)	September 8, 2025

/s/ Arie Gordashnikov	Chief Financial Officer
Arie Gordashnikov	(Principal Financial and Accounting Officer)	September 8, 2025

*	Director, Chairman of the Board of Directors
Dr. Ehud Geller		September 8, 2025

*	Director
Jeff Dykan		September 8, 2025

*	Director
Keith Valentine		September 8, 2025

* /s/ Dr. Eli Hazum
Dr. Eli Hazum
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Regentis Biomaterials Ltd., has signed this Registration Statement on this 8th day of September, 2025.

Puglisi & Associates

Authorized U.S. Representative

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director